Exhibit 99.1

Cineverse Promotes Mark Lindsey to Chief Financial Officer

LOS ANGELES, September 13, 2023 – Cineverse Corp. (“Cineverse” or the “Company”) (NASDAQ: CNVS), a global streaming technology and entertainment company with one of the world's largest portfolios of streaming channels and content libraries, today announced the appointment of Mark Lindsey as Chief Financial Officer (CFO), effective September 14, 2023.

Mr. Lindsey has served as Executive Vice President, Accounting and Finance, at Cineverse since November 2022 – overseeing accounting, financial reporting, regulatory compliance and financial planning. The promotion marks a streamlining of the EVP and CFO roles. Lindsey, an active CPA, brings more than 20 years of experience across all aspects of accounting, financial reporting, regulatory compliance, and financial analysis in various industries. He previously served as Chief Accounting Officer at Firefly, a mobility-based advertising and data platform; Chief Financial Officer at Canapi Ventures, a financial technology-focused venture capital firm; and Chief Accounting Officer at American Capital, a publicly traded private equity firm and global asset manager that managed over $100 Billion in assets. His media experience includes a stint at SiriusXM as Senior Director of Financial Reporting, while his foundational roles on the public accounting side included tenures at the PCAOB and PricewaterhouseCoopers.

As CFO, Mr. Lindsey will lead Cineverse’s global finance and accounting teams, overseeing financial planning, accounting, capital markets, strategy, and cost-streaming initiatives – bringing his depth of experience in capital restructuring and cost-streaming to help the Company realize financial goals in the near and long-term.

Mr. Lindsey will succeed John Canning who will be leaving the Company upon the completion of his employment agreement term on September 13, 2023.

Chris McGurk, Chairman and CEO of Cineverse, stated, “Given Mark’s contributions to Cineverse’s financial operations, accounting and reporting, his promotion to CFO is a natural and well-deserved next step. Having demonstrated his ability to lead a results-oriented team and drive operational efficiencies in recent critical months, Mark will play a key role in strengthening our balance sheet and advancing our strategic initiatives – focusing on bank relationships, short and long-term financial and strategic planning, and India-led cost savings. Given his value-oriented mindset and deep understanding of our business, we are thrilled to have Mark continue as part of the Cineverse leadership team.”

Mr. Lindsey commented, “I am excited to lead the finance and accounting organization at Cineverse as Chief Financial Officer. We have a clear vision and set of objectives for Fiscal Year

2024, and I look forward to contributing to the Company’s future growth and progress toward achieving our strategic goals.”

About Cineverse

Cineverse is a global streaming technology and entertainment company with one of the world's largest portfolios of streaming channels and content libraries, all powered by its advanced, proprietary technology platform. Cineverse currently features enthusiast brands for subscription video on demand (SVOD), advertising-based video on demand (AVOD) and free, ad-supported streaming television (FAST) channels. Cineverse entertains consumers around the globe by providing premium feature film and television series, enthusiast streaming channels and technology services to some of the world's largest media, retail and technology companies. For more information, please visit www.cineverse.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cineverse officials during presentations about Cineverse, along with Cineverse's filings with the Securities and Exchange Commission, including Cineverse's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings, or growth rates), ongoing business strategies or prospects, and possible future actions, including those relating to the timing and completion of the proposed offering, which may be provided by Cineverse's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties, and assumptions about Cineverse, its technology, economic and market factors, and the industries in which Cineverse does business, among other things. These statements are not guarantees of future performance, and Cineverse undertakes no specific obligation or intention to update these statements after the date of this release.

For additional information, please contact:

At Cineverse

Julie Milstead

424-281-5411

investorrelations@cineverse.com